                                                                    EXHIBIT 99.1


                            [CIVITAS BANKGROUP LOGO]
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Mike Alday
                                                       Alday Communications
                                                       615.791.1535

                         CIVITAS REPORTS RECORD PROFITS


FRANKLIN, Tenn. (April 19, 2005) - Civitas BankGroup (OTC: CVBG) reported net income of $3.7 million for the first quarter of 2005. The quarterly profit included a one-time $2.6 million profit from the sale of its BankTennessee subsidiary.

The first quarter 2005's net income of $3.7 million compares to $754,000 for the same period in 2004. On a per share basis, the 2005 net income was $0.22, compared to $0.04 during the first quarter 2004.

For the fourth quarter 2004, Civitas earned $264,000, or $0.01 per share.

"Although the first quarter's net income was dominated by the profit from the sale of BankTennessee, core earnings were up substantially," commented Richard
E. Herrington, President of Civitas BankGroup. "Excluding the non-recurring profit from the subsidiary sale, net income was $985,000, an increase of 30.6% over the comparable period in 2004."

"The significant increase in operating earnings reflects the profitability of our Middle Tennessee banking franchise," explained Herrington. "During the fourth quarter 2004, we completed the sale of the Bank of Dyer and the sale of BankTennessee was consummated during the first quarter 2005. Both of these banks had negatively impacted profits and profitability during the last two years. We are patiently working through our four-year recovery program, and we are beginning to see the results of these efforts."

The sale of the West Tennessee banks had a significant impact on non-performing assets (non-accrual loans and foreclosed properties). These problem assets declined to $5.8 million at March 31, 2005, compared to $17.8 million at December 31, 2004. Non-performing assets peaked at $26.1 million at September 30, 2002.

Balance sheet items (loans, deposits, assets) declined due to the sale of the West Tennessee banks. Total assets were $735 million at March 31, 2005, compared to $825 million at March 31, 2004, and $904 million at December 31, 2004.

"We are now primarily a Middle Tennessee bank," added Herrington. "Cumberland Bank, our lead bank, has experienced outstanding growth over the last twelve months. Compared to loans and deposits at March 31, 2004, for Cumberland Bank and Cumberland Bank South, which merged during 2004, loans are up 14.3% and deposits have increased even more, up 21.3%. Our new Williamson County branches, opened in 2004, have provided much of the stimulus for this growth."

"With the sale of our West Tennessee banks, we will now focus on the profit and growth opportunities in Middle Tennessee," said Herrington. "We are in the third year of our four-year recovery plan, and we have made much progress. During this year's first quarter, we upgraded our core computer application systems, allowing us to achieve improved economies of scale and to market superior products to our customers."

In January 2005, Civitas announced an agreement to sell The Bank of Mason to a group of West Tennessee investors. Subject to regulatory approval, the sale should be completed during the second quarter 2005.

Civitas BankGroup is a multi-bank holding company operating in Middle Tennessee. The company also owns 50% of Nashville's Insurors Bank and the Murray Bank in Murray, Kentucky.

                                     --30--

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO THE INABILITY TO CONSUMMATE THE PROPOSED SALE OF THE BANK OF MASON AND CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unauditied)

                                                                Three Months Ended
                                                                     March 31,
AVERAGE BALANCES                                                2005          2004
----------------                                               -------       -------
      Loans                                                    441,237       413,642
      Investment Securities                                    204,516       166,916
      Earning Assets                                           650,339       592,866
      Total Assets of Discontinued Operations                  131,749       187,329
      Total Assets                                             843,003       829,081

      Demand Deposits                                           62,797        63,991
      Interest-Bearing Deposits                                512,816       459,453
      Total Deposits of Discontinued Operations                108,218       148,689
      Total Deposits                                           683,830       672,133
      Shareholders' Equity                                      54,505        55,752


KEY PERFORMANCE RATIOS - CONTINUING OPERATIONS (ANNUALIZED)
      Return on Average Assets                                   0.51%         0.37%
      Return on Average Equity                                   6.63%         4.30%
      Net Interest Margin                                        3.06%         3.37%
      Efficiency Ratio                                          76.55%        78.03%


ASSET QUALITY DATA - CONTINUING OPERATIONS
      Nonperforming Assets                                       5,757         7,792*
      Allowance for Loan Losses                                  4,611         5,749
      Net Charge-Offs                                              158           491

      Nonperforming Assets to Period-End Loans                    1.29%         1.78%
      Allowance for Loan Losses to Period-End Loans               1.03%         1.31%
      Net Charge-Offs to Average Loans                            0.14%         0.47%


* Nonperforming Assets from continuing and discontinued operations was $19,969 at March 31, 2004.

                                CIVITAS BANKGROUP
                (all dollars in thousands except per share data)
                                   (unaudited)

                                                                         Three Months Ended March 31,
                                                                    2005             2004           % Change
                                                                 ----------       ----------        --------
INCOME STATEMENT
      Interest Income                                                 9,131            7,977          14.5%
      Interest Expense                                                4,150            2,984          39.1%
                                                                 ----------       ----------         -----
      Net Interest Income                                             4,981            4,993          -0.2%
      Provision for Loan Losses                                         333              552         -39.7%
      Non-Interest Income                                             1,966            1,497          31.3%
      Non-Interest Expense                                            5,318            5,064           5.0%
                                                                 ----------       ----------         -----
      Income Before Taxes                                             1,296              874          48.3%
      Income Taxes                                                      393              274          43.4%
                                                                 ----------       ----------         -----
      Income from Continuing Operations                                 903              600          50.5%
                                                                 ==========       ==========         =====

      Income from Discontinued Operations                                82              154         -46.8%
      Gain on Sale of Discontinued Operations                         2,693                0         100.0%
                                                                 ----------       ----------         -----
      Net Income                                                      3,678              754         387.8%
                                                                 ==========       ==========         =====

PER SHARE DATA
      Income - Basic - Continuing Operations                           0.06             0.03         73.09%
      Income - Diluted - Continuing Operations                         0.06             0.03         73.59%

      Income - Basic - Discontinued Operations                         0.16             0.01       1740.99%
      Income - Diluted - Discontinued Operations                       0.16             0.01       1736.69%

      Income - Basic                                                   0.22             0.04        398.37%
      Income - Diluted                                                 0.22             0.04        397.20%

      Common Book Value per Share                                      2.78             3.24        -14.18%


WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                                      16,942,208       17,309,303         -2.12%
      Diluted                                                    17,031,105       17,359,468         -1.89%

                               CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)

                                                                                March 31,       December 31,
                                                                                  2005              2004         % Change
                                                                                ---------       ------------     --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                                              22,393           23,262          -3.7%
           Federal Funds Sold & Interest Bearing Deposits                          4,924            7,185         -31.5%
           Investment Securities                                                 228,156          205,138          11.2%
           Loans                                                                 447,839          437,577           2.3%
           Allowance for Loan Losses                                              (4,611)          (4,427)          4.2%
                                                                                 -------          -------         -----
           Net Loans                                                             443,228          433,150           2.3%
           Fixed Assets                                                           14,999           15,043          -0.3%
           Foreclosed Properties                                                     797              793           0.5%
           Other Assets                                                           20,167           19,320           4.4%
           Assets of Discontinued Operations                                           0          200,543        -100.0%
                                                                                 -------          -------         -----
                Total Assets                                                     734,664          904,434         -18.8%


      Liabilities and Stockholders Equity
           Deposits                                                              597,597          566,873           5.4%
           Trust Preferred Securities                                             12,000           12,000           0.0%
           Other Borrowings                                                       78,062           78,451          -0.5%
           Other Liabilities                                                       3,473            3,003          15.7%
           Liabilities of Discontinued Operations                                      0          186,371        -100.0%
           Shareholders Equity                                                    43,532           57,736         -24.6%
                                                                                 -------          -------         -----
                Total Liabilities, Equity                                        734,664          904,434         -18.8%